EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Orexigen Therapeutics, Inc. 2004 Stock Plan and 2007 Equity Incentive Award Plan, of our report dated February 14, 2007, except for Note 11, as to which the date is March 28, 2007, with respect to the financial statements of Orexigen Therapeutics, Inc. included in its Registration Statement (Form S-1 No. 333-139496), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California
April 23, 2007